OPTION PURCHASE AGREEMENT

This OPTION PURCHASE AGREEMENT, dated as of December 21, 1999 (this "Agreement"), is entered into by and between IBM CREDIT CORPORATION, a Delaware corporation ("Seller"), and Dort A. Cameron III, an individual ("Purchaser").

                                R E C I T A L S:

     WHEREAS, Seller and Purchaser entered into that certain Option Agreement, dated as of July 15, 1994 (the "Option Agreement"), pursuant to which Purchaser granted to Seller an irrevocable option (the "Options") to purchase Thirty-Seven Thousand and Thirty-Seven (37,037) shares of common stock of ENTEX Holdings, Inc. for Thirty-Seven Thousand and Thirty-Seven Dollars ($37,037) (the "Total Exercise Price") from Purchaser;

     WHEREAS, as a result of the merger of ENTEX Holdings, Inc. into ENTEX Information Services, Inc. ("Issuer") and the occurrence of stock splits and stock dividends, pursuant to Section 7 of the Option Agreement, as of the date hereof the Options represent the right to purchase One Million Eight Hundred Fifty-One Thousand Eight Hundred Fifty (1,851,850) validly issued and outstanding shares of common stock of Issuer (the "Common Stock") from Purchaser at the Total Exercise Price; and

     WHEREAS, Purchaser wishes to purchase the Options from Seller and Seller wishes to sell the Options to Purchaser on and subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. (a) Capitalized terms not otherwise defined herein shall have the meaning set forth in the Option Agreement.

     (b) "Price Per Share" shall mean an amount equal to the purchase price, net of reasonable and customary costs and expenses actually incurred, obtained by Purchaser or any affiliate of Purchaser, on a per share basis, in any transaction or series of related transactions, from the sale of the common stock of Issuer to an unaffiliated person or entity.

     2. Purchase and Sale. As of the date hereof, and subject to all of the terms and conditions hereof, including paragraph 5 regarding adjustments to the sale of the Options, Seller hereby sells to Purchaser and Purchaser hereby purchases from Seller the Options to buy One Million Eight Hundred Fifty-One Thousand Eight Hundred Fifty (1,851,850) shares of common stock of the Issuer and Seller hereby assigns and transfers to Purchaser, and Purchaser hereby accepts and assumes from Seller, all of Seller's right, title, interest and obligations under the Option Agreement. In consideration of the sale of the Options, Purchaser hereby agrees to pay to Seller the Purchase Price as specified in paragraph 4 hereof.



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     3. Conditions Precedent. This Agreement shall be effective on the first business day on which each of the following conditions precedent to the effectiveness of this Agreement shall have been satisfied:

     (a) Purchaser shall have received a duly executed counterpart of this Agreement executed by Seller;

     (b) Seller shall have received a duly executed counterpart of this Agreement executed by Purchaser;

     (c) Purchaser and Seller shall have received a duly executed counterpart of this Agreement executed by Issuer; and

     (d) Each of the representations and warranties of Seller and Purchaser shall be true and correct.

     4. Purchase Price. (a) The purchase price for the Options shall be an amount (the "Purchase Price") equal to the product of the highest Price Per Share obtained by Purchaser or any affiliate of Purchaser for the sale of any shares of common stock of Issuer beneficially owned by Purchaser or any affiliate of Purchaser during the twelve month period beginning on the date hereof and ending on the first anniversary of the date hereof multiplied by One Million Eight Hundred Fifty-One Thousand Eight Hundred Fifty (1,851,850); provided, however, that the purchase price shall in no event be less than Three Million Dollars ($3,000,000.00) which amount shall be earned in full as of the date hereof.

     (b) The Purchase Price shall be due and payable as follows:

          (i) Purchaser shall pay to Seller, in immediately available funds, the nonrefundable amount of Three Million Dollars ($3,000,000.00) on or prior to the earlier of (x) March 15, 2000 and (y) the date on which any person or group of persons owning less then ten percent (10%) of the stock of Issuer as of the date hereof shall acquire beneficial ownership of more than fifty percent (50%) of the outstanding common stock of Issuer; and

          (ii) Purchaser shall pay to Seller the balance of the Purchase Price beginning on the date on which any person or group of persons owning less then ten percent (10%) of the stock of Issuer shall acquire beneficial ownership of more than fifty percent (50%) of the outstanding common stock of Issuer in the same manner and at the same time as Purchaser receives consideration for the disposition of shares of common stock of Issuer.

     With respect to any of the Purchase Price paid through the delivery of securities, Purchaser and Seller agree that the terms of Section 12 of the Option Agreement shall apply mutatis mutandis to such securities.

     5. Adjustments to Sale of Options. In the event Purchaser does not sell all of the Options or Common Stock to be acquired upon exercise of the Options to an unaffiliated person or entity on or prior to the first anniversary of the date hereof, Purchaser agrees to return to Seller, and assign and transfer to Seller, all of Purchaser's rights, title, interest and obligations under the Option Agreement with respect to, Options for the purchase of One Million Eight



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Hundred Fifty-One Thousand Eight Hundred Fifty (1,851,850) shares of Common
Stock of Issuer; provided, however, that the aggregate exercise price under the Option Agreement shall be increased by Three Million Dollars ($3,000,000).

     6. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement;

     (b) The execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary corporate action on the part of Seller, and this Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms except that the enforceability hereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and general principles of equity;

     (c) the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with (i) its Certificate of Incorporation or By-laws, (ii) any agreement to which Seller is a party which is material to the financial condition or business of Seller, (iii) any license, franchise or permit applicable to Seller, or (iv) any law, regulation, order, judgment or decree applicable to Seller;

     (d) other than as may be required in connection with or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no authorization, consent or approval of, or any filing with any governmental body or authority or any other person is necessary for consummation by Seller of the transactions contemplated hereby; and

     (e) Seller makes no representations or warranties with respect to the business, assets, liabilities, operations, condition (financial or otherwise), or prospects of Issuer.

     7. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

     (a) Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and general principles of equity;

     (b) the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with (i) any agreement to which Purchaser is a party, or (ii) any law, regulation, order, judgment or decree applicable to Purchaser;



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     (c) other than as may be required in connection with or in compliance with the provisions of the HSR Act, no authorization, consent or approval of, or any filing with any governmental body or authority or any other person is necessary for consummation by Purchaser of the transactions contemplated hereby;

     (d) Purchaser has been advised that the Options and the shares of Common Stock to be acquired upon exercise of the Options have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Purchaser is aware that Issuer is under no obligation to effect any such registration or comply with any exemption from registration, except as required under the Option Agreement. Purchaser understands that no public market now exists for any securities issued by Issuer. Purchaser is purchasing the Options, and the Common Stock to be acquired upon exercise of the Options, hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act; and

     (e) Purchaser acknowledges that he has received sufficient information regarding Issuer to make an informed decision with respect to the purchase of the Options, and the Common Stock to be acquired upon exercise of the Options.

     8. Miscellaneous.

     (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only pursuant to a written agreement executed by duly authorized representatives of Seller and Purchaser.

     (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

     (c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

     (d) Successors and Assigns. The rights and obligations of Seller and Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     (e) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. All prior writings, communications, understandings and/or agreements are superseded and merged herein.

     (f) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally



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delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed:

                    (i) if to Seller, at:

                    IBM Credit Corporation
                    North Castle Drive
                    Armonk, New York 10504
                    Facsimile: 914-765-6430
                    Attention: Director, Commercial Financing Americas

                    (ii) if to Purchaser, at:

                    Mr. Dort A. Cameron III
                    c/o Airlie Group L.P.
                    115 East Putnam Avenue
                    Greenwich, CT 06830
                    Facsimile: 203-661-0479


     (g) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.




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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

                                SELLER:
                                IBM CREDIT CORPORATION,
                                a Delaware corporation

                                By:

                                Name:

                                Title:

                                PURCHASER:

                                ----------------------------------------------
                                Dort A. Cameron III,
                                an individual

CONSENTED TO:

ENTEX Information Services, Inc.

By: ____________________________

Name: __________________________

Title: _________________________



STATE OF _______________________ )
                                 )SS
COUNTY OF ______________________ )


On this ______ day of ____________, ____, before me, the subscriber, a Notary Public in and for said county, personally appeared ____________________________ known to me to be the person(s) described in and who executed the above Guaranty (By Individual), and who acknowledged the execution thereof to be their free act and deed.

                                     -------------------------------------
                                                   Notary Public

My Commission Expires: ______________




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